Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Eos International, Inc.
Benicia, California

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 of (i) our report dated March 16, 2001, except for Note 3, which is as of April 2, 2002, relating to the consolidated statements of operations, changes in stockholders’ equity, and cash flows of Discovery Toys, Inc., a California corporation, appearing in the Annual Report on Form 10-K of Eos International, Inc., as amended, for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003, and (ii) our report dated December 4, 2002, relating to the balance sheets of I.F.S. of New Jersey, Inc. as of September 28, 2002, and September 29, 2001, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the fiscal years in the three year period ended September 28, 2002 appearing in the Company’s Form 8-K/A filed on March 28, 2003 with the Securities and Exchange Commission.

Comyns, Smith, McCleary LLP
Lafayette, California

September 25, 2003